EXHIBIT 23.2





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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation in this Registration Statement on Form SB-2/A-2 of our audit report dated May 18, 2007, relating to the financial statements of Tara Minerals Corp., and to the reference to our Firm under the caption "Experts" in the Prospectus.




Mendoza Berger & Company, LLP

/S/ Mendoza Berger & Company, LLP

November 21, 2007
Irvine, California